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                                                                    EXHIBIT 99.1


                            UNANIMOUS CONSENT OF
            BOARD OF DIRECTORS OF DYNACQ INTERNATIONAL, INC.

      WHEREAS, the Board of Directors of Dynacq International, Inc., a Nevada corporation (the "Company") believe it is in the best interests of the Company and its shareholders to declare as of the effective date hereof (the "Declaration Date") a stock split effected as a 100% stock dividend (the "Dividend") on all issued shares of its common stock, $0.001 par value (the "Common Stock").

       NOW THEREFORE IT IS RESOLVED, that the Board of Directors hereby authorize and declare as of the Declaration Date a stock split effected as a 100% stock dividend on all issued shares of its Common Stock, whether outstanding or not, including its treasury shares, effective as of 5:00 p.m. on March 12, 2001 (the "Record Date") as to all shareholders of record as of such date and hereby authorize the proper officers of the Company to undertake, complete and execute all filings and notifications which may be required in connection herewith including with NASDAQ, the SEC, the Secretary of State, and press releases as determined to be necessary in their sole discretion.

      IN WITNESS, WHEREOF the undersigned have executed this Unanimous Consent effective as of February 27, 2001.

                                           DIRECTORS:

                                           /s/ Chiu M. Chan
                                           --------------------------
                                           Chiu M. Chan

                                           /s/ Philip S. Chan
                                           --------------------------
                                           Philip S. Chan

                                           /s/ Stephen L. Huber
                                           --------------------------
                                           Stephen L. Huber

                                           /s/ Earl R. Votaw
                                           --------------------------
                                           Earl R. Votaw